EXHIBIT 23.1
                                                             ------------



                        [ARTHUR ANDERSEN LETTERHEAD]

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorpora-tion of our report dated January 26, 2000, included in Form 8-K, into Newell Rubbermaid Inc.'s previously filed Form S-8 Registration Statements File Nos. 33-24447, 33-25196, 33-40641, 33-67632, 33-62047
   and 333-38621, Form S-3 Registration Statements File Nos. 33-46208, 33-64225, 333-47261, 333-53039 and 333-82829, and Post-Effective
   Amendment No. 1 on Form S-8 to Form S-4 Registration Statements File No. 33-44957.



                             ARTHUR ANDERSEN LLP


   Milwaukee, Wisconsin
   February 29, 2000